UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2015

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, the Board of Directors (the “Board”) of Twitter, Inc. (“Twitter”) appointed Jack Dorsey, Co-Founder and interim Chief Executive Officer, as Chief Executive Officer.  Mr. Dorsey will continue to serve as a member of the Board, but will no longer act as Chairman.  Mr. Dorsey will also continue to serve as Chief Executive Officer of Square, Inc., the payments and financial services company he co-founded in 2009.

Mr. Dorsey, 38, is one of Twitter’s co-founders and has served as interim Chief Executive Officer since July 2015, Chairman of the Board since October 2008 and as a member of the Board since May 2007.  Mr. Dorsey served as Twitter’s President and Chief Executive Officer from May 2007 to October 2008.  Since February 2009, Mr. Dorsey has served as Co-Founder and Chief Executive Officer of Square, Inc.  Mr. Dorsey also currently serves on the boards of directors of The Walt Disney Company and Square, Inc. Mr. Dorsey was selected to serve on the Board because of the perspective and experience he brings as one of Twitter’s founders and as one of Twitter’s largest stockholders, as well as his extensive experience with technology companies.

There are currently no plans to provide Mr. Dorsey with direct compensation for his role as Chief Executive Officer.  There are no arrangements or understandings between Mr. Dorsey and any other persons pursuant to which he was selected as Chief Executive Officer.  There are also no family relationships between Mr. Dorsey and any director or executive officer of Twitter and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 30, 2015, the Board appointed Adam Bain as Chief Operating Officer.  Mr. Bain, 42, served as Twitter’s President, Global Revenue & Partnerships from September 2010 to October 2015. From September 1999 to September 2010, Mr. Bain served in several roles at News Corporation, a diversified media company, including as Executive Vice President of Products & Technology and as President of its advertising arm, Fox Audience Network, Inc. Mr. Bain holds a B.A. in English Journalism from Miami University.

There are no arrangements or understandings between Mr. Bain and any other persons pursuant to which he was selected as Chief Operating Officer.  There are also no family relationships between Mr. Bain and any director or executive officer of Twitter and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 30, 2015, Richard Costolo resigned from the Board.

Item 7.01. Regulation FD Disclosure.

Twitter will host a conference call today, Monday, October 5, 2015 at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time). The company will be following the conversation on Twitter about the announcement. Tweet to @TwitterIR or use #TWTRannouncement or $TWTR to have a question considered during the Q&A portion of the conference call along with those submitted by conference call participants. A live webcast of the conference call will be accessible from the Investor Relations page of Twitter’s website at investor.twitterinc.com. The live webcast can also be accessed in the United States at 1-855-631-5368 and outside the United States at +1-330-863-3283 with the passcode 55091634. A replay will be archived and accessible at the same website after the conference call. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @twitter and @TwitterIR as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

The information furnished pursuant to Item 7.01 on this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date:  October 5, 2015